EXHIBIT

                                          1.3

                                         BY-LAWS

                                            OF

                                  HARTER FINANCIAL, INC.

                                         ARTICLE I

                                       STOCKHOLDERS
                                       ------------

1.1    Meetings.

       (a) Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

       (b) Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

       (c) Special Meetings. Special meetings of the shareholders may be called at any time by the board of directors or by the president and shall be called by the president or the secretary at the request, in writing, of a majority of the board of directors or at the request, in writing, by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

1.2 Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends or the allotment of any rights, or for the purpose of any other action, the board of directors shall fix, in advance, a date as the record date for any such determination of shareholders.
Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

1.3 Notice of Meetings of Shareholders. Notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally, telephonically, by mail or by facsimile transmission to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than fifty
(50) days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the Untied States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

1.4 Waivers. Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

1.5 Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

       When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

       The shareholders may adjourn the meeting despite the absence of a quorum.

1.6 Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

       Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

1.7 Qualification of Voters. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

1.8 Vote of Shareholders. Except as otherwise required by statute or by the certificate of incorporation;

       (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

       (b) all other corporate action shall be authorized by a majority of the votes cast.

1.9 Written Consent of Shareholders. Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of a majority of the outstanding shares entitled to vote thereon.


                                   ARTICLE II

                                   DIRECTORS
                                   ---------

2.1 Board of Directors. The business of the corporation shall be managed by its board of directors, each of whom shall be at lest 18 years of age and may be a shareholder.

2.2 Number of Directors. The number of directors of the corporation shall be determined from time to time by resolution of the directors. When all of the shares are owned by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.

2.3 Election and Term of Directors. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

2.4 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason except the removal of directors without cause may be filled by a vote of the majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by a vote of the shareholders unless otherwise provided in the certificate of
incorporation.   A director elected to fill a vacancy caused by the
resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

2.5 Removal of Directors. Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board of directors. Directors may be removed without cause only by vote of the shareholders.

2.6 Resignation. A director may resign at any time by giving written notice to the board of directors, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board of directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

2.7 Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

2.8 Action of the Board of directors. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board of directors.
Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

2.9 Powers. The board of directors may adopt rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of New York, the certificate of incorporation or these by-laws.

       In addition to the powers and authorities by these by-laws expressly conferred upon them, the board of directors may exercise all such powers of the corporation and do such lawful acts and things except as are by statute, the certificate of incorporation or these by-laws directed or required to be exercised or done by the shareholders.

2.10   Meetings.

       (a) Place. Meetings of the board of directors shall be held at such place as may be designated by the board of directors or in the notice of the meeting. Any action which may be taken by the board of directors may be taken without a meeting if all of the board of directors consent to the action in writing and such writing and such written consents are filed with the records of the meeting of the board of directors. Such consents shall be treated for all purposes as a vote taken at a meeting of the board of directors.

       (b) Regular Meetings. Regular meetings of the board of directors shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

       (c) Special Meetings. Special meetings of the board of directors may be called by the president or any two members of the board of directors upon three days notice to each director either personally or by mail, wire, telegram or facsimile transmission. Notice of a special meeting need not be given if all members of the board of directors agree to waive such notice.

       (d) Voting. Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

       (e)     Notice of Meetings of the Board of Directors,
Adjournment.

               (i) Regular meetings of the board of directors may be held without notice at such time and place as it shall from time to time determine. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

               (ii) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and
place.   Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

       (f) Committees. The board of directors may, by resolution adopted by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board of directors. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by-laws, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board of directors directing the committee.

       (g) Compensation. No compensation shall be paid to directors as such, for their services, but by resolution of the board of directors. A fixed sum and expenses for actual attendance may be authorized, at each regular or special meeting, by the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III

                                    OFFICERS
                                    --------

3.1    Offices, Election Term.

       (a) At its first meeting after each annual meeting of the stockholders the board of directors may elect or appoint executive officers and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

       (b) All executive officers and officers shall be elected or appointed to hold office until the meeting of the board of directors following the annual meeting of shareholders.

       (c) Each executive officer and officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

3.2    Removal, Resignation, Salary, Etc.

       (a) Any executive officer and officer elected or appointed by the board of directors may be removed by the board of directors with or without cause.

       (b) In the event of the death, resignation or removal of an executive officer and officer, the board of directors in its discretion may elect or appoint a successor to fill the unexpired term.

       (c) Any two or more offices may be held by the same person, except the offices of president and secretary. When all of the issued and outstanding stock of the corporation is owned is owned by one person, such person may hold all or any compensation of offices.

       (d) The salaries of all officers shall be fixed by the board of directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

       (e) The directors may require any officer to give security for the faithful performance of his duties.

3.3 Executive Officers. The executive officers of the corporation shall be a president, one or more vice-presidents, a treasurer and a secretary, all of whom shall be elected annually by the board of directors, who shall hold office at the pleasure of the board of directors. In addition, the board of directors may elect a chairman of the board of directors. Except for the offices of the president and secretary, any two or more offices may be held by one person; provided, however, when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any of the combination of offices. All vacancies occurring among any of the officers shall be filed by the board of directors. Any officer may be removed at any time by the affirmative majority (unless the certificate of incorporation requires a larger vote) of the directors present at a special meeting of the board of directors called for that purpose or by the unanimous written consent of the board of directors.

3.4 Other Officers. The Board of directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

3.5 The Chairman of the Board. The chairman of the board of directors, if one be elected, shall preside at all meetings of the board of directors and he shall be the chief executive and chief operating officer of the corporation and he shall perform such other duties as from time to time may be assigned to him by the board of directors or the executive committee.

3.6 The President. The president, who may, but need not be a director, shall, in the absence or non-election of a chairman of the board, preside at all meetings of the shareholders and directors. He shall be in charge of the day-to-day operations of the corporation subject to the direction of the chairman of the board and the board of directors.

3.7 The Vice-President. The vice-president, or if there be more than one, the senior vice-president as determined by the board of directors, in the absence or disability of the president, shall exercise the powers and perform the duties of the president, and each vice-president shall exercise such other powers and perform such other duties as shall be prescribed by the board of directors.

3.8 The Treasurer. The treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all monies received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of the treasurer and as may be prescribed by the board of directors.

3.9 The Secretary. The secretary shall keep the minutes of all meetings of the board of directors and of the shareholders; he shall attend to the giving and serving of all notices to shareholders and directors or other notices required by law or by these by-laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the board of directors; he shall have charge of the certificate books and stock books and such other books and papers a the board of directors may direct, and he shall perform all other duties incident to the office of secretary.


                             ARTICLE IV

                           INDEMNIFICATION

4.1 Right to Indemnification. The company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director, officer or employee of the company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the company or a constituent corporation absorbed in a consolidation or a merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such Proceeding, whether or not the indemnified liability arises from any threatened, pending or completed Proceeding by or in the right of the company, except to the extent that (i) such person is not otherwise indemnified and (ii) such indemnification is not prohibited by applicable law.

4.2 Advance of Expenses. Expenses incurred by a director or officer of the company in deferring a Proceeding shall be paid by the company in advance of the final disposition of such Proceeding subject to the provisions of any applicable statute.

4.3 Procedure for determining Permissibility. To determine whether any indemnification or advance of expenses under this
Article IV is permissible, the board of directors by a majority vote of a quorum of directors not parties to such Proceedings may, and on request of any person seeking indemnification or advance of expenses shall be required to determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the company.

4.4 Contractual Obligation. The obligations of the company to indemnify a director, officer, or employee under this Article IV, including the duty to advance expenses, shall be considered a contract between the company and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

4.5 Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

4.6 Insurance and Other Indemnification. The board of directors shall have the power to: (i) authorize the company to purchase and maintain, at the company's expense, insurance on behalf of the company and on behalf of others to the extent that power to do so has not been prohibited by statute; and (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations; and (iii) give other indemnification to the extent permitted by statute.

                                ARTICLE V

                          CERTIFICATES FOR SHARES
                          -----------------------

5.1 Certificates. The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation or the books of its authorized transfer agent as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

5.2 Lost or Destroyed Certificates. The board of directors may direct a certificate or certificates to be issued by the corporation or its authorized transfer agent in place of any certificate or certificates therefore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

5.3    Transfers of Shares.

       (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days preceding the annual meeting of shareholders.

       (b) The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

5.4 Closing Transfer Books. The board of directors shall have the power to close the share transfer books of the corporation for a period of not more than ten (10) days during the thirty (30) day period immediately preceding: (1) any shareholders' meeting; or (2) any date upon which shareholders shall be called upon to or have the right to take action without a meeting; or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of:
(1) receiving notice of or voting at such meeting; or (2) allowing them to take appropriate action; or (3) entitling them to receive any dividend or other form of distribution.

                                ARTICLE VI

                                 DIVIDENDS
                                 ---------

       Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board of directors may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board of directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interests of the corporation, and the board of directors may modify or abolish any such reserve.

                                 ARTICLE VII

                                CORPORATE SEAL
                                --------------

       The seal of this corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                                  ARTICLE VIII

                            EXECUTION OF INSTRUMENTS
                            ------------------------

       All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board of directors may from time to time designate.

                                    ARTICLE IX

                                    FISCAL YEAR
                                    -----------

       The fiscal year shall begin the first day July in each year.

                                     ARTICLE X

                    REFERENCES TO CERTIFICATE OF INCORPORATION
                    ------------------------------------------

       Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                                     ARTICLE XI

                                     AMENDMENTS
                                     -----------

       These by-laws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.